As filed with the Securities and Exchange Commission on May 21, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Noble Corporation plc
(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-1644664 (I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(281) 276-6100
(Address of Principal Executive Offices, Zip Code)

Noble Corporation plc 2022 Long-Term Incentive Plan
(Full title of the plans)

Jennie P. Howard
Senior Vice President, General Counsel, and Corporate Secretary
Noble Corporation plc
13135 Dairy Ashford
Suite 800
Sugar Land, Texas 77478
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Noble Corporation plc (the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 4,800,000 shares of common stock, par value $0.00001 per share (“Common Stock”), issuable under the Registrant’s 2022 Long-Term Incentive Plan (as amended, the “2022 LTIP”).
The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on September 30, 2022 (Registration No. 333-267698), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the 2022 LTIP.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
The document(s) containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit Number	Exhibit Description

4.1
Amended and Restated Articles of Association of the Company, effective as of May 5, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 30, 2022).

5.1*	Opinion of Travers Smith LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3*	Consent of Travers Smith LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Noble Corporation plc 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on September 30, 2022).

99.2*	First Amendment to the Noble Corporation plc 2022 Long-Term Incentive Plan.

107*	Filing Fee Table.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on this 21st day of May, 2024.

NOBLE CORPORATION plc

By:	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Eifler, Richard B. Barker and Jennie Howardmade , jointly and severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert W. Eifler	Director, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2024
Robert W. Eifler

/s/ Richard B. Barker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2024
Richard B. Barker

/s/ Jennifer Yeung	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 21, 2024
Jennifer Yeung

/s/ Charles M. Sledge	Director and Chairman	May 21, 2024
Charles M. Sledge

/s/ Claus V. Hemmingsen	Director	May 21, 2024
Claus V. Hemmingsen

/s/ Alan J. Hirshberg	Director	May 21, 2024
Alan J. Hirshberg

/s/ Kristin H. Holth	Director	May 21, 2024
Kristin H. Holth

/s/ H. Keith Jennings	Director	May 21, 2024
H. Keith Jennings

/s/ Alastair J. Maxwell	Director	May 21, 2024
Alastair J. Maxwell

/s/ Ann D. Pickard	Director	May 21, 2024
Ann D. Pickard
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